SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 1, 2001

F.N.B. Corporation

(Exact name of registrant as specified in its charter)

Florida	0-8144	25-1255406

(State or other jurisdiction	(Commission File Number)	(IRS Employer

of incorporation)		Identification No.)

F.N.B. Center, 2150 Goodlette Road North, Naples, Florida	34102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(941)262-7600

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On June 1, 2001, the registrant effected its reincorporation from the Commonwealth of Pennsylvania to the State of Florida pursuant to a merger agreement between F.N.B. Corporation, a Pennsylvania corporation (“FNB Pennsylvania”) and F.N.B. Surviving Corporation, a Florida corporation and wholly owned subsidiary of FNB-Pennsylvania (“FNB-Florida”). The merger agreement and the reincorporation were approved by the shareholders of FNB-Pennsylvania at its annual meeting of shareholders held on April 23, 2001.

     Pursuant to the merger agreement, which is filed herewith as Exhibit 2.1, FNB-Pennsylvania was merged with and into FNB-Florida, with FNB-Florida continuing as the surviving corporation under the laws of the State of Florida. At the effective time of the merger, the Articles of Incorporation of FNB-Florida were amended to change the name of FNB-Florida to “F.N.B. Corporation.” By operation of law, FNB-Florida assumed all of the assets and liabilities of FNB-Pennsylvania existing as of the effective time of the merger. In connection with the merger, the officers of FNB-Pennsylvania became the officers of FNB-Florida. The board of directors of FNB-Florida prior to the merger continued as the board of directors of FNB-Florida following the merger. The board of directors of FNB-Pennsylvania at the time of the merger and the present board of directors of FNB-Florida are identical except that the FNB-Florida board is divided into 3 classes (the maximum allowed under Florida law), whereas the FNB-Pennsylvania board was divided into four classes. Pursuant to the merger agreement, (i) each share of common stock, par value $2.00, of FNB-Pennsylvania issued and outstanding immediately prior to the merger was automatically converted into one fully paid and nonassessable share of common stock, par value $.01, of FNB-Florida and (ii) each share of preferred stock, par value $10.00, of FNB-Pennsylvania issued and outstanding immediately prior to the merger, was automatically converted into one fully paid and nonassessable share of preferred stock, par value $.01, of FNB-Florida, having substantially identical rights and preferences. In addition, each stock option of FNB-Pennsylvania issued and outstanding immediately prior to the merger was automatically converted into an option to purchase, on the same terms and conditions as were applicable under the FNB-Pennsylvania option, the same number of shares of FNB-Florida common stock.

     The common stock of FNB-Florida is deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, on the same basis and in the same manner that the shares of common stock of FNB-Pennsylvania were so registered, pursuant to Rule 12g-3(a) thereunder. The common stock of FNB-Florida will trade on the Nasdaq National Market under the symbol “FBAN,” as did the common stock of FNB-Pennsylvania prior to the merger. It will not be necessary for shareholders to exchange their FNB stock certificates as a result of the merger.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between F.N.B. Corporation, a Pennsylvania corporation, and F.N.B. Surviving Corporation, a Florida corporation.

4.1	Articles of Incorporation, as amended, of F.N.B. Corporation, a Florida corporation.

4.2	Bylaws of F.N.B. Corporation, a Florida corporation.

4.3	Specimen common stock certificate of F.N.B. Corporation, a Florida corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ John D. Waters

John D. Waters
Vice President and Chief Financial Officer

Dated:  June 1, 2001

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and between F.N.B. Corporation, a Pennsylvania corporation, and F.N.B. Surviving Corporation, a Florida corporation.

4.1	Articles of Incorporation, as amended, of F.N.B. Corporation, a Florida corporation.

4.2	Bylaws of F.N.B. Corporation, a Florida corporation.

4.3	Specimen common stock certificate of F.N.B. Corporation, a Florida corporation.